Exhibit 99.B10(A)

April 23, 2007

United Investors Life Insurance Company

2001 Third Avenue South

Birmingham, AL 35233

Re:	United Investors Annuity Variable Account (Advantage II)
Form N-4 File No. 33-12000

Gentlemen:

We hereby consent to the reference to our name under the caption “Legal Matters” in the Statement of Additional Information filed as part of the Post-Effective Amendment No. 24 to the Registration Statement on Form N-4 filed by United Investors Life Insurance Company for certain variable annuity policies (File No. 33-12000). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,

SUTHERLAND ASBILL & BRENNAN LLP

By:	/s/ Frederick R. Bellamy
Frederick R. Bellamy

FRB:sw